UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 14, 2017

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2017, Lawson Products, Inc., an Illinois corporation (the "Company") and a wholly-owned subsidiary of Lawson Products, Inc., a Delaware corporation (the "Registrant"), entered into an Employment Agreement (the "Employment Agreement") with Michael G. DeCata, President and Chief Executive Officer (the "Executive"). The Employment Agreement replaces and supersedes the Employment Agreement, dated as of January 12, 2015, by and between the Company and the Executive. Also on August 14, 2017, and in accordance with the Employment Agreement, the Registrant entered into an Award Agreement (the “Award Agreement”) with the Executive pursuant to which the Registrant awarded the Executive (i) 41,000 stock performance rights (“SPRs”) under the Registrant’s Amended Stock Performance Plan (as Amended and Restated Effective January 24, 2017), (ii) 40,000 nonqualified stock options (the “Options”) under the Registrant’s 2009 Equity Compensation Plan (as Amended and Restated Effective May 13, 2014) (the “Equity Plan”), (iii) a target award of 57,934 market stock units (“MSUs”) under the Equity Plan and (iv) a restricted award of 29,083 stock units (“RSAs”) under the Equity Plan. (a) 17,210 of the SPRs and 16,790 of the Options have an exercise price of $23.70, (b) 13,667 of the SPRs and 13,333 of the Option have an exercise price of $27.70 and (c) 10,123 of the SPRs and 9,877 of the Options have an exercise price of $31.70. One-third of each tranche of SPRs and Options shall vest and become exercisable on the first, second and third anniversaries of the grant date. The SPRs and Options have a term of seven years. The number of MSUs that shall vest is based upon share price attainment determined by the trailing 60 trading day weighted average closing price of the Registrant’s common stock on December 31, 2019 (the “Average Closing Stock Price”), with the Executive vesting in (x) 50% of the MSUs if the Average Closing Stock Price is $24.50, (y) 100% of the MSUs if the Average Closing Stock Price is $27.50 and (z) 150% of the MSUs if the Average Closing Stock Price is $32.00. The Executive shall be entitled to receive one share of the Registrant’s common stock for each vested MSU. The RSAs will vest in full on the third anniversary of the grant date, with one share of the Registrant’s common stock to be issued for each vested RSA.

Pursuant to the Employment Agreement, Mr. DeCata is entitled to receive a base salary of $560,000 per annum. In addition, the Employment Agreement provides for, among other things, the following:

(i)
The Executive will be employed on an "at will" basis, and the Executive’s employment may be terminated at any time at the option of the Company or the Executive, on the terms and subject to the conditions set forth in the Employment Agreement.

(ii)
The Executive will be eligible to participate in the annual incentive plan with a target payout level of 100% of base salary. The Executive shall also be eligible for equity awards and for health, retirement plan and other employee benefits provided by the Registrant or the Company. On or before the tenth day following the payment of an annual incentive plan bonus, the Executive may elect to use all or a portion of his after tax bonus to purchase shares of the Registrant’s common stock, and in connection therewith shall be entitled to receive RSAs under the Equity Plan in an amount equal to the number of shares so purchased, with such RSAs to vest on the third anniversary of the grant date.

(iii)
If the Executive’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) or by the Executive voluntarily, the Company shall have no obligations to the Executive except to pay Accrued Compensation (as defined in the Employment Agreement).

(iv)
If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason (as defined in the Employment Agreement), the Executive will be entitled to receive (A) Accrued Compensation, (B) payments in an aggregate amount equal to 300% of the Executive’s then current base salary, payable in monthly installments for a period of twenty-four months (the "Severance Period"), (C) continued health plan coverage for the Executive and his spouse and dependents during the Severance Period and (D) immediate vesting of outstanding unvested equity awards that would otherwise have vested during the Severance Period had the Executive remained employed during the Severance Period.

(v)
If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason within 24 months following a Change in Control (as defined in the Employment Agreement), then in lieu of the benefits referenced in clause (iv), the Executive shall be entitled to receive (A) Accrued Compensation, (B) an amount equal to two times the Executive’s then current base salary and two times the higher of the Executive’s target bonus with respect to the year in which the Executive’s termination occurs or the actual bonus for the prior year (or, if the target bonus has not been established as of the date of termination, two times the higher of the target bonus or the actual bonus for the prior year), payable in a lump sum, (C) continued health plan coverage for the Executive and his spouse and dependents for a period of two years after the date of termination and (D) immediate vesting of any unvested equity awards.

(vi)
If the Executive’s employment is terminated due to the Executive’s death, (A) the Executive shall be entitled to receive Accrued Compensation, (B) the beneficiary designated by the Executive shall be entitled to receive an amount equal to two times the Executive’s then current annual base salary, payable monthly over a period of twenty-four months and (C) the Executive’s spouse and dependents shall be entitled to continued health plan coverage for a period of twenty-four months.

(vii)
If the Executive’s employment is terminated due to Disability (as defined in the Employment Agreement), the Executive shall be entitled to receive (A) Accrued Compensation, (B) an annualized amount equal to 100% of his then current base salary and target bonus for 12 months following the date of termination and an annualized amount equal to 60% of his then current base salary and target bonus for 24 months thereafter, with reductions for payments from Company-provided long-term disability coverage made during such 36-month period and (C) continued health plan coverage for the Executive and his spouse and dependents for a period of five and one-half years following the date of termination.

(viii)	The receipt of severance benefits, other than Accrued Compensation, is conditioned upon the Executive’s execution and delivery of a release in the form specified by the Employment Agreement.

(ix)	The Executive is subject to non-compete and non-solicitation obligations for a period of eighteen months following the date of the Executive’s termination of employment.

The foregoing descriptions are qualified by reference to the Employment Agreement attached hereto as Exhibit 10.1 and the Award Agreement attached hereto as Exhibit 10.2, each of which is hereby incorporated by reference.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement dated as of August 14, 2017 by and between Lawson Products, Inc., an Illinois corporation, and Michael G. DeCata
10.2	Award Agreement dated as of August 14, 2017 by and between Lawson Products, Inc., an Illinois corporation, and Michael G. DeCata

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date: August 17, 2017	By: /s/ Neil E. Jenkins
Name: Neil E. Jenkins
Title: Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated as of August 14, 2017 by and between Lawson Products, Inc., an Illinois corporation, and Michael G. DeCata
10.2	Award Agreement dated as of August 14, 2017 by and between Lawson Products, Inc., an Illinois corporation, and Michael G. DeCata